UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2020

BRAZIL MINERALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55191	39-2078861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Rua Vereador João Alves Praes nº 95-A

Olhos D’Água, MG 39398-000, Brazil

(Address of principal executive offices, including zip code)

(833) 661-7900

(Registrant’s telephone number, including area code)

Not applicable

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Cautionary NOTE Regarding Forward-Looking Statements

Our disclosure and analysis in this Current Report on Form 8-K for Brazil Minerals, Inc. (the “Company”) contains some forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

You are advised to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors. Other factors besides those discussed in this Current Report could also adversely affect us.

Item 1.01. Entry into a Material Definitive Agreement.

On December 31, 2020, the Board of Directors of the Company approved an amendment and restatement of the employment agreement between the Company and Marc Fogassa, its chief executive officer. The material changes in the agreement are as follows. Under the prior agreement, Mr. Fogassa had the right to receive an annual cash salary of $250,000 per annum. Under the amended and restated agreement, Mr. Fogassa will not receive any cash as salary. Instead, he will be granted each month ten-year non-qualified stock options to purchase up to 25 million shares of common stock of the Company at an exercise price equal to $0.00001 per share, such price and shares being subject to customary adjustments for any dividends, etc. If and when such options are exercised, the stock to be received will be restricted by the provisions of Rule 144, which currently limits any sales of affiliates with respect to the Company to 1% of the total outstanding shares per every 90-day period. In addition, the amended and restated agreement contains a provision which states that, if there is growth of the Company’s shareholder equity or book value above a high-water mark, calculated one time per year, then and only then Mr. Fogassa will receive a performance bonus payable half in cash and half in common stock of the Company.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 31, 2020, the Board of Directors of the Brazil Diamond & Gold Corporation (“BDG”) ratified an agreement between BDG and Apollo Resources Corporation (“ARC”) which included the issuance by ARC to BDG of 700,000 common shares of ARC (the “ARC Shares”), par value $0.001 per share, in exchange for the transfer to ARC of 99.99% of the equity interest in a Brazilian company which owns certain exploration rights for iron. The Company is the controlling shareholder of BDG, and therefore by virtue of such transaction may be deemed to be the indirect beneficial owner of the ARC Shares and the controlling person of ARC, and as such ARC will be consolidated in the financial statements of the Company. The last price per share of the ARC common stock in a private transaction between ARC and third-party unrelated accredited investors is $4.00 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAZIL MINERALS, INC.

Dated: January 7, 2021	By:	/s/ Marc Fogassa
Name: Marc Fogassa Title: Chief Executive Officer